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                                FIRST AMENDMENT
                                     TO THE
                            PARTICIPATION AGREEMENT
                                     AMONG
                          MET INVESTORS SERIES TRUST,
                             METLIFE ADVISERS, LLC,
                                      AND
                   METLIFE INSURANCE COMPANY OF CONNECTICUT
                       (FORMERLY THE TRAVELERS INSURANCE COMPANY AND
                    THE TRAVELERS LIFE AND ANNUITY COMPANY)

     AMENDMENT (this "Amendment") is made and entered into as of the 1st day of May, 2009 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Fund"), METLIFE INSURANCE COMPANY OF CONNECTICUT (formerly, The Travelers Insurance Company and The Travelers Life and Annuity Company), an insurance company organized under the laws of the State of Connecticut (the "Company") on its own behalf and on behalf of each of its separate accounts, METLIFE INVESTORS DISTRIBUTION COMPANY (the "Underwriter"), and METLIFE ADVISERS, LLC, a limited liability company organized under the laws of the State of Delaware (the "Adviser").

     WHEREAS, the Company, the Underwriter, and the Fund are parties to a Participation Agreement dated as of November 1, 2005 (the "Agreement");

     WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

     WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. References in the Agreement to Met Investors Advisory, LLC are hereby replaced with MetLife Advisers, LLC.

     2. In all other respects, the Agreement is confirmed and remains in full force and effect.

     3. This Amendment shall become effective as of the date first set forth above.

     4. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

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     5.   This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instruments.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

                                    MET INVESTORS SERIES TRUST

                                    By:    /s/ Elizabeth M. Forget
                                           -----------------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: President

                                    METLIFE ADVISERS, LLC

                                    By:    /s/ Elizabeth M. Forget
                                           -----------------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: President and Chief
                                                  Executive Officer

                                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                    By:    /s/ Elizabeth M. Forget
                                           -----------------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: Executive Vice President and
                                                  Chief Marketing Officer

                                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                                    By:    /s/ Elizabeth M. Forget
                                           -----------------------------------
                                           Name:  Elizabeth M. Forget
                                           Title: Vice President